Variable Annuities

DEFERRED VARIABLE ANNUITY APPLICATION ING USA Annuity and Life Insurance Company (the “Company”) A member of the ING family of companies

PO Box 9271, Des Moines, IA 50306-9271
Overnight Delivery: ING Annuities, 909 Locust Street, Des Moines, IA 50309-2899
Phone: (800) 366-0066 Fax: (515) 698-2035

ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

1. PRODUCT SELECTION

Product Applied For

ING Architect

If this application is being signed in a state other than the owner’s resident state, please specify the state where the business was solicited and the purpose of the visit.

Client Account Number (Broker-dealer use only.)

2. OWNER/JOINT OWNER	(Non-natural owners: please provide supporting documentation.)
Please provide owner name,	SSN/TIN, birth date/trust date,	Please provide joint owner name, SSN, birth date, gender, street
gender, street address, mailing address, country of citizenship/		address, mailing address, country of citizenship, phone number,
incorporation, phone number and e-mail address.		relationship to owner and e-mail address.

3. ANNUITANT(S) (Complete if the annuitant is not the owner. Oldest annuitant listed below will be the first annuitant on the contract.)
Please provide annuitant name, SSN, birth date, gender, street	Contingent Annuitant (Optional): Please provide contingent
address, country of citizenship, and relationship to owner.	annuitant name, SSN, birth date, gender, and street address.

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4. BENEFICIARY INFORMATION
If you would like to designate a restricted beneficiary, complete the Restricted Beneficiary form and submit it with this application.
Total percentage of primary beneficiary shares must equal 100%. Total percentage of contingent beneficiary shares must also equal
100%. If no percentages are listed, beneficiaries' shares will be distributed equally.

		Birth Date/		Relationship		Beneficiary
Name		Trust Date	SSN/TIN	to Owner	%	Type

Primary

Primary
Contingent

Primary
Contingent

5. INITIAL INVESTMENT AND PLAN TYPE (Make all checks payable to ING USA Annuity and Life Insurance Company.
Complete either the nonqualified or the qualified section, not both.)
Initial Investment: $

NONQUALIFIED - SOURCE OF FUNDS:		New Purchase (Money with application)
		1035 Exchange	Transfer from money market/CD/mutual fund

QUALIFIED - SOURCE OF FUNDS:	Transfer	Rollover	New contribution for tax year
Type of Qualified Plan Applied For:		Individually Owned		Employer Plan[1]
		Traditional IRA		401(k)
		Roth IRA		401(a)
		SEP-IRA		Keogh/HR-10
Other

1If you select an employer plan, you must submit the Employer Sponsored Qualified Retirement Plan Disclosure with this application.

6. OPTIONAL BENEFITS
Enhanced Death Benefit Rider[1] (Only one option may be listed. If you do not list one, the option will default to Standard.
Standard is the only death benefit option available to joint owners.)

Optional Living Benefit Rider[2,3,4] (List only one option.)

Please see your prospectus for specific ownership and beneficiary requirements for election of the Joint LifePay Plus benefit option.
1If LifePay Plus or Joint LifePay Plus is elected, owners ages 0-79 are available as permitted by product. Please consider the additional cost of these options as well as their interaction with the death benefit elected to determine if this combination is appropriate considering your investment objectives.
[2]Funds must be allocated per the living benefit requirements detailed in Section 7. Read your prospectus carefully regarding details about living benefit options.
Applications that do not comply with these requirements will not be accepted, and the contract will not be issued until correct investment instructions are received.
3In certain circumstances, Fixed Allocation Fund Automatic Rebalancing may result in a reallocation into the LifePay Plus/Joint LifePay Plus Fixed Allocation Funds,
even if you have not previously been invested in them. You are providing us with direction and authorization to process these transactions, including reallocations into the LifePay Plus/Joint LifePay Plus Fixed Allocation Funds.
[4]New Jersey & Oregon contracts only: Election of the LifePay Plus living benefit option is not recommended for contracts with joint owners. The Joint LifePay
Plus living benefit option is not available with nonqualified plans.

7. OPTIONAL PROGRAMS AND ALLOCATION SELECTION

AUTOMATIC REBALANCING (To enroll in this program, select the box below with the appropriate frequency.)

I authorize automatic rebalancing of my portfolio: Quarterly Semi-Annually Annually

Automatic rebalancing does not apply to the fixed investments and cannot be elected if you participate in dollar cost averaging. The percentages will be proportionally recalculated for subsequent reallocations if you have chosen a fixed allocation election. Any subsequent reallocation, add-on or partial withdrawal you direct, other than on a pro rata basis, will terminate this program.

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ALLOCATIONS (Enter allocations in whole percentages. Allocations must total 100%.)
The available share class is subject to distribution and/or service (12b-1) fees.
IF YOU DO NOT ELECT THE LIFEPAY PLUS OR JOINT LIFEPAY PLUS LIVING BENEFIT RIDER, YOU MAY ALLOCATE WITHOUT RESTRICTION.
IF YOU ELECT THE LIFEPAY PLUS OR JOINT LIFEPAY PLUS LIVING BENEFIT RIDER, YOU MUST MEET ONE OF THE
FOLLOWING ALLOCATION REQUIREMENTS:
Option 1: You may allocate entirely among Category A (Accepted Funds) without restriction.
Option 2: You may elect not to allocate any account value to Category A (Accepted Funds) and allocate entirely among Category
B (LifePay Plus/Joint LifePay Plus Fixed Allocation Funds) and Category C (Other Funds). However, at least 30% of the account value must be invested in Category B.
Option 3: You may allocate among a combination of Category A (Accepted Funds), Category B (LifePay Plus/Joint LifePay Plus
Fixed Allocation Funds), and Category C (Other Funds). However, at least 30% of the account value not invested in
Category A must be invested in Category B.

Category A (Accepted Funds)
Black Rock Global Allocation V.I.	ING Oppenheimer Active Asset Allocation
ING American Funds Asset Allocation	ING Russell Global Large Cap Index 85%
ING American Funds World Allocation	ING T. Rowe Price Capital Appreciation
ING LifeStyle Conservative	ING Van Kampen Equity & Income
ING Lifestyle Growth Portfolio	ING Van Kampen Global Tactical Asset Allocation
ING Lifestyle Moderate Portfolio	6-Month DCA[1,2]
ING Lifestyle Moderate Growth Portfolio	Year Fixed[1,2]
ING Liquid Assets[1]	Year Fixed[1,2]
ING MFS Total Return	Year Fixed[1,2]
Category B (LifePay Plus/Joint LifePay Plus Fixed Allocation Funds)
ING American Funds Bond	ING PIMCO Core Bond
ING Lehman Brothers U.S. Aggregate Bond Index	ING VP Intermediate Bond
Category C (Other Funds)
Fidelity® VIP Contrafund	ING Julius Baer Foreign
ING AllianceBernstein Mid Cap Growth	ING Lifestyle Aggressive Growth
ING American Funds Growth	ING MFS Utilities
ING American Funds Growth-Income	ING Marsico Growth
ING American Funds International	ING Marsico International Opportunities
ING Baron Small Cap Growth	ING Multi-Manager International Small Cap Equity
ING BlackRock Global Science and Technology	ING Oppenheimer Global
ING BlackRock Large Cap Growth	ING Oppenheimer Main Street
ING Columbia Small Cap Value II	ING Pioneer Mid Cap Value
ING Davis New York Venture	ING Russell Large Cap Index
ING Evergreen Health Sciences	ING Russell Mid Cap Index
ING Evergreen Omega	ING Russell Small Cap Index
ING FMR(SM) Diversified Mid Cap	ING T. Rowe Price Equity Income
ING Focus 5	ING T. Rowe Price Growth Equity
ING Franklin Income	ING Templeton Foreign Equity
ING Franklin Mutual Shares	ING Templeton Global Growth
ING Franklin Templeton Founding Strategy	ING Van Kampen Capital Growth
ING Global Equity Option	ING Van Kampen Comstock
ING Global Real Estate	ING Van Kampen Global Franchise
ING Global Resources	ING Van Kampen Growth and Income
ING International Index	ING VP Growth and Income
ING Janus Contrarian	ING VP MidCap Opportunities
ING JPMorgan Emerging Markets Equity	ING VP Small Company
ING JPMorgan Mid Cap Value	ING Wisdom Tree(SM) Global High Yielding Equity Index

[1] Death benefit and living benefit guarantees may be affected by amounts invested in or transferred to and from these investment options.
[2] Not available in Illinois. The available share class is not subject to distribution and/or service (12b-1) fees.

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Initial Investment Dollar Cost Averaging (DCA)

To elect an optional DCA transfer program, allocate money to either 6-Month DCA or ING Liquid Assets, and indicate the funds to which the DCA will go. Enter allocations in whole percentages. Allocations must total 100%.

6-Month DCA	ING Liquid Assets
$ ________ per month until the account is depleted
	$ ________ per month for	months

SELECTED ALLOCATIONS

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REALLOCATION AUTHORIZATION
By checking the box below and signing this form, you authorize the Company to act upon reallocation instructions, given by electronic means, voice command, or otherwise from a nonregistered individual named below upon furnishing their Social Security number or alternative identification number.

Neither the Company nor any person the Company authorizes will be responsible for any claim, loss, liability or expense in connection with instructions received by electronic means or voice command from such person if the Company acts, in good faith in reliance upon this authorization in connection with instructions received. The Company will continue to act upon this authorization until you notify the Company by phone or in writing. The Company may discontinue or limit this privilege at any time.

I authorize the Company to act upon reallocation instructions given by a nonregistered individual named below.

To provide a nonregistered individual with reallocation authorization, please complete the following. If the individual’s Social Security number is not provided, the individual will not be authorized.

Name	SSN/TIN
Name	SSN/TIN

8. IMPORTANT INFORMATION AND STATE REQUIRED NOTICES

To help the government fight the funding for terrorism and money-laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you — when you apply for an annuity, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents. If you wish to have a more detailed explanation of our information practices, please write to: Customer Service
Center, ING Annuities, 909 Locust Street, Des Moines, IA 50309-2899.
Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.
Arkansas, Louisiana, Maine, New Mexico, Ohio, Oklahoma, Tennessee, Virginia, Washington, West Virginia: Any person who knowingly and with intent to injure, defraud or deceive any insurance company, submits an application for insurance containing any materially false, incomplete, or misleading information, or conceals for the purpose of misleading, any material fact, is guilty of insurance fraud, which is a crime and in certain states, a felony. Penalties may include imprisonment, fine, denial of benefits, or civil damages.
Arizona: On receiving your written request, we will provide you with information regarding the benefits and provisions of the annuity contract for which you have applied. If you are not satisfied, you may cancel your contract by returning it within 20 days, or within 30 days if you are 65 years of age or older on the date of the application for the annuity, after the date you receive it. Any premium paid for the returned contract will be refunded without interest.
California Reg. 789.8: The sale or liquidation of any asset in order to buy insurance, either life insurance or an annuity contract, may have tax consequences. Terminating any life insurance policy or annuity contract may have early withdrawal penalties or other costs or penalties, as well as tax consequences. You may wish to consult independent legal or financial advice before the sale or liquidation of any asset and before the purchase of any life insurance or annuity contract.
Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.
District of Columbia: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits, if false information materially related to a claim was provided by the applicant.
Florida: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY INSURANCE COMPANY FILES AN APPLICATION
FOR INSURANCE CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY IN THE THIRD DEGREE.
Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.
Maryland: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.
New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

9. ACKNOWLEDGEMENTS AND SIGNATURES (Please read carefully.)
SIGNATURE REQUIRED BELOW! THIS ENTIRE SECTION MUST BE COMPLETED FOR YOUR APPLICATION TO BE PROCESSED IN “GOOD ORDER.”

REPLACEMENT
If either question below is answered “Yes,” you must complete any state-required replacement forms, as applicable, and submit them with this application.

1. Do you currently have any existing individual life insurance policies or annuity contracts? (If “Yes,” complete the
state-required replacement form(s) and provide details below.)		Yes	No
2. Will this contract replace any existing individual life insurance policies or annuity contracts? (If “Yes,” complete
the state-required replacement form(s) and provide details below.)		Yes	No

Company	Policy/Contract #

Company	Policy/Contract #

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CALIFORNIA SPECIFIC DIRECTION AUTHORIZATION DURING THE FREE-LOOK PERIOD
For owners and annuitants age 60 and over who reside in California.
Under California law, there is a 30-day free-look period of your contract. The amount that will be returned to you if you cancel your contract during this 30-day period will depend on the election below which designates where your payments will be allocated during the free-look period. Please check one of the following boxes. If you do not check one of these boxes, we will allocate your payment to the ING Liquid Assets portfolio.

Invest immediately in the variable investment options elected in Section 7. If my contract is cancelled within 30 days, the contract value, which may be less than the premiums paid for the contract, will be returned to me.

Authorize the Company to allocate my payment to the ING Liquid Assets portfolio for a period of 35 calendar days. On the 35th day (or next business day) transfer my contract value to the investment selection(s) elected in Section 7. If I cancel my contract within the 30-day free-look period, any payments will be returned.

SPECIAL REMARKS

By signing below, I acknowledge receipt of the prospectus. I agree that, to the best of my knowledge and belief, all statements and answers in this form are complete and true and may be relied upon in determining whether to issue the applied for variable annuity.
Only the owner and the Company have the authority to modify this form. After reviewing my financial information, I believe this contract is suitable and will meet my financial goals and objectives.
I understand that the contract value and variable annuity payments may increase or decrease depending on the results of the variable investment choices, and that no minimum contract value or variable annuity payment is guaranteed. I understand that when based on the investment experience of the Separate Account Division, the variable annuity cash surrender values may increase or decrease on any day and that no minimum value is guaranteed. I understand that the value allocated to any Account subject to a Market
Value Adjustment may increase or decrease if surrendered or withdrawn prior to a specified date(s) as stated in the contract.
I understand that IRAs and other qualified plans already provide tax deferral like that provided by the contract. For an additional cost, this contract provides additional features and benefits, including death benefits and the ability to receive a lifetime income. I understand that I should not purchase a qualified contract unless I want these benefits, taking into account their cost.

TAXPAYER CERTIFICATION
Under penalties of perjury, I the undersigned certifies that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me).

2.	I am not subject to backup withholding because (a) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified me that I am no longer subject to backup withholding.

3.	I am a U.S. citizen or U.S. resident alien.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Owner Signature

Signed at (City, State)		Date

Joint Owner Signature (if applicable)

Signed at (City, State)		Date

Annuitant Signature (if other than owner)		Date

Annuitant Signature (if other than owner)		Date

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10. PRODUCER INFORMATION

Check here if the applicant is on active duty with the U. S. Armed Forces or is a dependent of any active duty service member of the U. S. Armed Forces. Complete the Military Personnel Financial Services Disclosure Regarding Insurance Products and return it with this application.

Does the applicant have any existing individual life insurance policies or annuity contracts?	Yes	No
Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?	Yes	No

If either of the questions above is answered “Yes,” the applicant must complete any state-required replacement forms, as applicable, and submit them with this application.

If your state has adopted the NAIC Model Replacement Regulation or other state-specific replacement regulations, did you remember to do the following?

Provide required replacement notice to the applicant and offer to read it aloud. Complete required, state-specific paperwork.

NOTE: If any questions in this section or in the Replacement section are answered “Yes,” the applicant must complete any state-required replacement forms, as applicable, and submit them with this application.

Compensation Alternative (List one below. Please verify with your broker-dealer that the option you select is available.)

Compensation will be split equally if no percentage is indicated. Partial percentages will be rounded up. Percentages must total 100%. The primary producer will be given the highest percentage in the case of unequal percentages and will receive all correspondence regarding the contract.
By signing below you certify that: 1) replacement questions were answered; 2) any sales material was shown to the applicant and a copy was left with the applicant; 3) you used only insurer-approved sales material; 4) you have not made statements that differ from the sales material; and 5) no promises were made about the future value of any contract elements that are not guaranteed.
(This includes any expected future index gains that may apply to this contract.)
SIGNATURE REQUIRED BELOW! THIS ENTIRE SECTION MUST BE COMPLETED FOR YOUR APPLICATION TO BE PROCESSED IN “GOOD ORDER.”

Primary Producer: Split		%

Print Name			Signature

National Producer #			Florida Producer License #

Producer Phone			Broker Code

Broker-Dealer Branch

Producer #2: Split	%
Print Name			Signature

National Producer #			Florida Producer License #

Producer Phone			Broker Code

Broker-Dealer Branch

Producer #3: Split	%
Print Name			Signature

National Producer #			Florida Producer License #

Producer Phone			Broker Code

Broker-Dealer Branch

BROKER-DEALER USE ONLY
Team Name				Team ID

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